UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 12, 2004

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

On May 12, 2004, Nextel Partners, Inc. (the “Company”) issued a press release announcing that, in connection with the tender offer and consent solicitation for its outstanding 11% Senior Notes due 2010 (CUSIP Nos. 65333FAF4 and 65333FAH0) (the “Notes”), it has received sufficient consents from the registered holders of outstanding Notes to amend the indentures governing the Notes.  The Company also announced that it has determined the price to be paid on its tender offer for the outstanding Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Nothing in this report should be construed as an offer to purchase any outstanding Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Offer to Purchase in connection with the tender offer.

The statements in this report regarding future aspects relating to the tender offer and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, that may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: May 12, 2004	By:	/s/ John Chapple
John Chapple
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated May 12, 2004, issued by Nextel Partners, Inc.